                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              CERTIFICATE OF TRUST
                                       OF
                                 GOLD BANK FUNDS

The undersigned certifies that:

1.   The name of the  business  trust is GOLD  PROSPECTOR  FUNDS (the  "Business
     Trust").

2.   The amendment to the  Certificate  of Trust of the Business Trust set forth below (the  "Amendment")  has been duly authorized by the Board of Trustees of the Business Trust:

     The First Article of the  Certificate of Trust is hereby amended to read as follows:

     FIRST: The name of the business trust is GOLD BANK FUNDS.

3.   This  Certificate  of  Amendment to the  Certificate  of Trust of the Trust
     shall  become  effective  immediately  upon  filing  with the Office of the
     Secretary of State of the State of Delaware.

4.   This Amendment is made pursuant to the authority granted to the Trustees of the  Business  Trust under  Section  3810(b) of the Act and pursuant to the authority set forth in the governing instrument of the Business Trust.

     IN WITNESS WHEREOF, the undersigned, being a trustee of the Business Trust, has duly executed this Certificate of Amendment this 12th day of December, 2001.

                                        /s/ Larry D. Armel
                                        -----------------------------------
                                        Larry D. Armel, Chairman and Trustee